                                                                    Exhibit 32.2

The  following   certification  is  furnished  as  provided  by  Rule  13a-14(b)
promulgated  under  the  Securities  Act of  1934  and  Item  601(b)(32)(ii)  of
Regulation 5-K.

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Home Properties, Inc. (the "Company")
on Form 10-Q for the  quarterly  period ended  September 30, 2004, as filed with the Securities and Exchange  Commission on November 9, 2004 (the  "Report"),  I,
David P. Gardner,  Executive Vice President and Chief  Financial  Officer of the
Company,  certify,  pursuant to 18 U.S.C.  Section 1350, as adopted  pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.   The Report fully complies with the  requirements  of Section 13(a) or 15(d)
     of the Securities Exchange Act of 1934, as amended; and

2.   The information  contained in the Report fairly  presents,  in all material respects, the financial condition and results of operations of the Company.

                    By:      /s/ David P. Gardner
                             -------------------------------------
                             David P. Gardner
                             Executive Vice President and
                             Chief Financial Officer
                             November 9, 2004

A signed  original of this  written  statement  required by Section 906 has been provided to Home Properties,  Inc. and will be retained by Home Properties, Inc.
and furnished to the Securities and Exchange Commission or its staff upon request.